As filed with the Securities and Exchange Commission on November 8, 2021

Registration No. 333-253980

Registration No. 333-256912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	5912	98-1431779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10115 Jefferson Boulevard
Culver City, CA 90232
(424) 330-2082

(Address and telephone number of registrant’s principal executive offices)

Reece Fulgham
Chief Financial Officer
10115 Jefferson Boulevard
Culver City, CA 90232
(424) 330-2082

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Katherine J. Blair, Esq.

Manatt, Phelps & Phillips, LLP

2049 Century Park East, Suite 1700

Los Angeles, CA 90067

(714) 312-7500

(Approximate date of commencement of proposed sale to the public) As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as part of this Registration Statement also relates to the Registrant’s previously filed Registration Statement on Form S-1 (File No. 333-256912), originally filed on June 9, 2021. This Registration Statement constitutes a Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-253980) and Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-256912), each of which shall become effective concurrently with the effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-253980), which was initially declared effective by the Securities and Exchange Commission (“SEC”) on March 26, 2021, and the Registration Statement on Form S-1 (File No. 333-256912), which was initially declared effective by the SEC on July 16, 2021, is being filed to update the list of exhibits. Accordingly, this Post-Effective Amendment consists only of the facing page, this Explanatory Note, Item 15(a) Exhibits of Part II of the Registration Statement, and the signature page to the Registration Statement. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement:

SEC Filing Fee	$14,402.25	+
State Securities Filing Fees	5,000.00]	*
Legal Fees and Expenses	25,000.00	*
Accounting Fees and Expenses	5,000.00	*
Printing Expenses	10,000.00	*
Miscellaneous Expenses	1,597.77	*
Total	$61,000.00	*

*	Estimated
+	Previously Paid.

Item 14. Indemnification of Directors and Officers

MedMen is incorporated under the laws of British Columbia.

(1) Section 160 of the Business Corporations Act (British Columbia) provides that the Company may indemnify an individual who: (i) is or was a director or officer of the Company; (ii) is or was a director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the Company; or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual, or an Eligible Party. Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such individual, by reason being or having been an Eligible Party, is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the applicable corporation; and (b) in the case of an eligible proceeding other than a civil proceeding, the Eligible Party had reasonable grounds for believing that the Eligible Party’s conduct in respect of which the proceeding was brought was lawful. (2) In addition to the powers of the Company to indemnify under (1), a court may, on the application of the Company or an Eligible Party: (i) order the Company to indemnify an Eligible Party; (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; or (iii) order the Company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (2). (3) An Eligible Party is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party by reason of being an Eligible Party, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfils the conditions set out in clauses (1)(a) and (b). (4) The Company may purchase and maintain insurance for the benefit of an Eligible Party against any liability that may be incurred by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

In addition to limitations of liability pursuant to the Business Corporations Act (British Columbia) and applicable law, the Articles provide that, subject to the Business Corporations Act (British Columbia), the Company may indemnify a director, former director, officer or former officer of the Company and his or her heirs and legal personal representatives against any judgment, penalty, fine or settlement paid in respect of a proceeding or investigative action in which such individual, by reason of being or having been a director, former director, officer or former officer of the Company, is or may be joined as a party or in respect of which is or may be liable, to which such person is or may be liable, and the Company may, after final disposition of such a proceeding or action, pay the expenses reasonably incurred by such person in respect of that proceeding or action. Each director and officer is deemed to have contracted with the Company on such terms of indemnity.

We expect to purchase directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Each director is also a party to an indemnification agreement with the Company, pursuant to which the Company has agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director, his heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director in respect of any claim, demand, suit, action, proceeding or investigation in which such director is involved or is subject by reason of being or having been a director and (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director may sustain or incur as a result of serving as a director in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director in his capacity as a director, whether before or after the effective date of such indemnification agreement.

Item 15. Recent Sales of Unregistered Securities

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from other Company share classes and new securities resulting from the modification of outstanding securities. The Company sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder.

During the fiscal year ended June 29, 2019, the Company had the following issuance of unregistered securities:

●	29,321,818 Subordinate Voting Shares for net proceeds of $115,289,679.

●	5,168,500 Subordinate Voting Shares for net proceeds of $13,306,096 under the Company’s At-the-Market equity financing program.

●	632,130 Subordinate Voting Shares for the settlement of debt.

●	2,691,141 Subordinate Voting Shares in relation to debt issuance costs.

●	58,095,821 Subordinate Voting Shares for the redemption of MedMen Corp Redeemable Shares.

●	5,566,993 Subordinate Voting Shares for the redemption of LLC Redeemable Shares.

●	919,711 Subordinate Voting Shares for other assets.

●	159,435 Subordinate Voting Shares for acquisition related costs.

●	9,736,870 Subordinate Voting Shares to acquire additional interest in a variable interest entity.

●	10,875,929 Subordinate Voting Shares in conjunction with a business combination.

●	1,658,884 Subordinate Voting Shares in conjunction with various asset acquisitions.

●	333,479 Subordinate Voting Shares for vested restricted stock units.

●	2,634,235 Subordinate Voting Shares for employee stock compensation.

●	21,480,909 warrants exercisable into Subordinate Voting Shares issued in connection with the September and December 2018 bought deals at an exercise price of $3.11 per warrant.

●	3,932,415 MedMen Corp Redeemable Shares for the conversion of debt to equity.

●	4,274,566 MedMen Corp Redeemable Shares upon redemption of MedMen Enterprises USA, LLC Common Units.

●	72,464 MedMen Corp Redeemable Shares for the purchase of various assets.

●	169,487 MedMen Corp Redeemable Shares issued for acquisition related costs.

●	8,996,511 MedMen Enterprises USA, LLC Common Units for an asset acquisition.

●	10,374,075 stock options to various employees with a weighted average exercise price of $3.45 and exercisable into Subordinate Voting Shares of the Company.

●	4,352,340 restricted stock units of Subordinate Voting Shares issued to certain employees and board members with various vesting dates.

●	12,999,815 warrants exercisable into Subordinate Voting Shares and 17,234,540 warrants exercisable into MedMen Corp Redeemable Shares issued for services and debt. The warrants have a weighted average exercise price of $4.48.

During the fiscal year ended June 27, 2020, the Company had the following issuance of unregistered securities:

●	61,596,792 Subordinate Voting Shares for net proceeds of $50,193,938.

●	9,789,300 Subordinate Voting Shares for net proceeds of $12,399,252 under the Company’s At-the-Market equity financing program.

●	6,801,790 Subordinate Voting Shares for the settlement of debt.

●	15,847,581 Subordinate Voting Shares to settle various vendor payables.

●	13,737,444 Subordinate Voting Shares to settle a contingent consideration.

●	7,373,034 Subordinate Voting Shares in conjunction with various asset acquisitions.

●	27,090,259 Subordinate Voting Shares for the redemption of MedMen Corp Redeemable Shares.

●	13,479,589 Subordinate Voting Shares for other assets.

●	269,817 Subordinate Voting Shares for acquisition related costs.

●	5,112,263 Subordinate Voting Shares in conjunction with the Business Combination.

●	329,548 Subordinate Voting Shares for vested restricted stock units.

●	2,531,763 Subordinate Voting Shares for employee stock compensation.

●	49,818 MedMen Corp Redeemable Shares for compensation.

●	6,222,689 stock options to various employees with a weighted average exercise price of $1.40 and exercisable into Subordinate Voting Shares of the Company.

●	1,985,205 restricted stock units of Subordinate Voting Shares issued to certain employees and board members with various vesting dates.

●	89,134,092 warrants exercisable into Subordinate Voting Shares and 40,455,729 warrants exercisable into MedMen Corp Redeemable Shares issued related debt, debt modifications and amendments. The warrants have a weighted average exercise price of $0.62.

●	$10,000,000 unsecured convertible debenture facility with a conversion price equal to the closing price on the trading day immediately prior to the closing date and 3,293,413 warrants exercisable at US$0.21 per share for a period of 24 months from the date of issuance.

●	30,000,000 warrants exercisable at $0.20 per share for a period of five years and 20,227,865 Warrants exercisable at $0.34 per share for a period of five years issued related to debt modifications and amendments.

During the fiscal year ended June 26, 2021, the Company had the following issuance of unregistered securities:

●	On May 3, 2021, the Company issued an aggregate of 110,294 Subordinate Voting Shares to two directors as compensation for service on the board of directors and its committees.

●	On May 17, 2021, the Company issued 31,250,000 units to Parallax Master Fund, L.P. at a purchase price of $0.32 per Unit for an aggregate of $10.0 million. Each Unit consisted of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one Share for a period of three years from the date of issuance at an exercise price of $0.352 per Share, subject to the terms and conditions set forth in the warrant. The exercise of the warrants is subject to a beneficial ownership limitation of 19.99%, preventing such exercise by the holder, if such exercise would result in such holder and their affiliates, exceeding ownership of 19.99% of our Shares.

●	On May 26, 2021, the Company issued 746,269 Subordinate Voting Shares pursuant to a settlement agreement dated May 17, 2021 with Corriente Master Fund II, LP.

●	On June 7, 2021, the Company issued 2,214,865 Subordinate Voting Shares with a value of $639,848 in connection with a vendor settlement.

●	On July 2, 2020, pursuant to amending the 2018 Term Loan, MM CAN issued 20,227,863 warrants exercisable for shares of Class B Common Stock of MM CAN at $0.34 per share. The Company also cancelled 20,227,863 warrants of the total issued warrants held by the lenders which were each exercisable at $0.60 per share. An amendment fee of $834,000 was also paid-in-kind.

●	On July 2, 2020, in connection with modifications to its existing lease arrangements with the Treehouse Real Estate Investment Trust, the Company issued 3,500,000 warrants exercisable at $0.34 per Subordinate Voting Share for a period of five years.

●	On July 2, 2020, as consideration for the amendment of the GGP Facility, the conversion price for 52% of the existing notes outstanding under the GGP Facility prior to the $15.0 million advance under Tranche 4 of the GGP Facility (including PIK interest accrued on such notes), being 52% of an aggregate principal balance of $168.7 million as of June 30, 2020, was amended to $0.34 per Subordinate Voting Share. As additional consideration, a fee of $2.0 million was paid to the lenders under the GGP Facility through the issuance of additional notes, which notes have a conversion price per Subordinate Voting Share equal to $0.28.

●	On July 6, 2020, the Company issued 1,318,865 Subordinate Voting Shares and 9,490 options for employee bonuses and severance.

●	On August 21, 2020, the Company issued 614,206 Subordinate Voting Shares to its Board of Directors.

●	September 10, 2020, the Company issued 1,070,655 Subordinate Voting Shares related to a vendor settlement.

●	On September 14, 2020, the Company closed on an incremental advance in the amount of $5,000,000 under its existing Convertible Facility with GGP at a conversion price of $0.20 per Subordinate Voting Share. In connection with the incremental advance, the Company issued 25,000,000 warrants with an exercise price of $0.20 per Subordinate Voting Share. In addition, 1,080,255 existing warrants were cancelled and replaced with 16,875,001 warrants with an exercise price of $0.20 per Subordinate Voting Share. Pursuant to the terms of the GGP Facility, the conversion price for 5.0% of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of $170,729,923, was amended to $0.20 per Subordinate Voting Share. As consideration for the additional advance, the Company issued convertible notes as consideration for a $468,564 fee with a conversion price of $0.20 per Subordinate Voting Share.

●	On September 16, 2020, pursuant to a $10.0 million unsecured convertible debenture facility, the Company issued a $1.0 million convertible debenture with a conversion price a conversion price of $0.1670 per Subordinate Voting Share and 3,293,413 warrants exercisable at $0.21 per Subordinate Voting Share for a period of 24 months from the date of issuance.

●	On September 16, 2020, pursuant to further amendment to the 2018 Term Loan, MM CAN issued 30,000,000 warrants exercisable at $0.34 per share for a period of five years and 20,227,865 exercisable at the greater of (a) $0.20 per share and (b) 115% multiplied by the volume-weighted average trading price of the shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche.

●	On September 17, 2020, the Company issued 551,976 Subordinate Voting Shares related to a vendor settlement.

●	On September 24, 2020, the Company issued 961,941 Subordinate Voting Shares related to a vendor settlement.

●	On September 25, 2020, the Company issued 1,024,118 Subordinate Voting Shares related to a vendor settlement.

●	On September 28, 2020, pursuant to a $10.0 million unsecured convertible debenture facility entered into on September 16, 2020, the Company issued to institutional investors a $1.0 million convertible debenture with a conversion price of $0.1456 per Subordinate Voting Share and 3,777,475 warrants exercisable at $0.17 per Subordinate Voting Share for a period of 24 months from the date of issuance.

●	On September 16, and September 28, 2020, the down round feature on certain convertible notes and warrants issued in connection with Tranche 4, Incremental Advances and certain amendment fees related to the GGP Facility was triggered wherein the conversion price and exercise price was adjusted to $0.17 and $0.1529 per share, respectively. As a result of the price adjustment, the warrants are exercisable for an aggregate of 54,670,338 Subordinate Voting Shares at an exercise price of $0.1529 per share and the value of the effect of the down round feature on convertible notes was determined to be $32,744,770 for the six months ended December 26, 2020.

●	On October 30, 2020, in connection with the issuance of incremental term loans totaling approximately $7.7 million pursuant the Senior Secured Commercial Loan Agreement dated October 1, 2018, as amended, entered into with funds managed by Hankey Capital, LLC and with an affiliate of Stable Road Capital, MedMen Corp. issued 77,052,790 five-year warrants exercisable for MedMen Corp. Class B Common Shares at an exercise price of $0.20 per share.

●	On November 5, 2020, the Company issued 1,811,730 Subordinate Voting Shares related to a vendor settlement.

●	On November 20, 2020, pursuant to the $10.0 million unsecured convertible debenture facility entered into on September 16, 2020, the Company issued to institutional investors a $1.0 million convertible debenture with a conversion price of $0.1456 per Subordinate Voting Share and 3,592,326 warrants exercisable at $0.17 per Subordinate Voting Share for a period of 24 months from the date of issuance, which was previously reported on the Company’s Current Report on Form 8-K filed with the SEC on November 25, 2020.

●	On November 23, and December 8, 2020, the Company issued an aggregate of 1,100,301 Subordinate Voting Shares to its non-employee directors as quarterly compensation for service on the Board of Directors.

●	On December 10, 2020, the Company issued 1,785,334 Subordinate Voting Shares related to a vendor settlement.

●	On December 11, 2020, the Company issued 2,082,890 Subordinate Voting Shares related to a vendor settlement.

●	On December 11, 2020, the Company issued 5,458,749 Subordinate Voting Shares to a former director in connection with the vesting of previously granted Restricted Stock Units.

●	On December 14, 2020, the Company issued an aggregate of 1,682,417 Subordinate Voting Shares to former directors in connection with quarterly compensation for service on the Board of Directors during a previous period.

●	On December 17, 2020, pursuant to the $10.0 million unsecured convertible debenture facility entered into on September 16, 2020, the Company issued to institutional investors a $1.0 million convertible debenture with a conversion price a conversion price of $0.1456 per Subordinate Voting Share and 3,597,100 warrants exercisable at $0.18 per Subordinate Voting Share for a period of 24 months from the date of issuance.

●	On January 11, 2021, in connection with the GGP Facility, the Company received an additional advance of $10.0 million evidenced by the issuance of senior secured convertible notes with a conversion price of $0.1608 per Class B Subordinate Voting Share, paid a fee to the lenders of $937,127, which amount is also evidenced by the issuance of senior secured convertible notes with a conversion price of $0.1608 per Share, and issued 62,174,567 share purchase warrants exercisable for five years at a purchase price of $0.1608 per Share.

●	From January 20, 2021 through February 26, 2021, the Company issued an aggregate of 7,748,712 Subordinate Voting Shares with a weighted average issuance price per share based on CAD$0.4177 in connection with vendor settlements and settlement of outstanding obligations.

●	On January 29, 2021, in connection with its $10.0 million unsecured convertible debenture facility dated September 16, 2020, the Company closed on a fifth tranche of $1,000,000 with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share.

●	On February 16, 2021, the Company issued to certain institutional investors 7,800,000 Units at a purchase price of $0.3713 per with each Unit consisting of one Class B subordinate voting share and one warrant exercisable for a period of five years to purchase one Share at an exercise price of $0.4642 per Share.

●	On February 19, 2021, the Company issued 27,859 Subordinate Voting Shares to a former director in connection with quarterly compensation for service on the Board of Directors during a previous period.

●	On February 19, 2021, the Company issued an aggregate of 674,589 Subordinate Voting Shares to its non-employee directors based on an issuance price per share of CAD$0.65 as quarterly compensation for service on the Board of Directors.

●	On May 3, 2021, the Company issued an aggregate of 110,294 Subordinate Voting Shares to two directors as compensation for service on the board of directors and its committees.

●	On March 4, 2021, the Company issued 2,178,863 Subordinate Voting Shares based on an issuance price per share of CAD$0.4650 in connection with a vendor settlement.

●	On March 18, 2021, the Company issued 50,000,000 units to an institutional investor at a purchase price of C$0.40 per unit with each unit consisting of one Class B Subordinate Voting Share and one share purchase warrant exercisable for a period of three years at an exercise price of C$0.50 per Share.

●	On May 17, 2021, the Company issued 31,250,000 units to Parallax Master Fund, L.P. at a purchase price of US$0.32 per unit with each unit consisting of one Class B Subordinate Voting Share and one share purchase warrant exercisable for a period of three years from the date of issuance at an exercise price of US$0.352 per Share.

●	On May 26, 2021, the Company issued 746,269 Subordinate Voting Shares pursuant to a settlement agreement dated May 17, 2021 with Corriente Master Fund II, LP.

●	On June 7, 2021, the Company issued 2,214,865 Subordinate Voting Shares with a value of $639,848 in connection with a vendor settlement.

Subsequent to the fiscal year ended June 26, 2021, the Company had the following issuance of unregistered securities:

On August 17, 2021, the Company entered into subscription agreements with various investors (the “Subscribers”), including a backstop letter agreement (the “Backstop Commitment”) with investors associated Serruya Private Equity Inc. (“SPE”), to purchase $100 million of units of MedMen at a purchase price of $0.24 per unit, with reach unit consisting of one Subordinate Voting Share and one quarter share purchase warrant. Each whole warrant permits the holder to purchase one Subordinate Voting Share for a period of five years from the date of issuance at an exercise price of $0.288 per Subordinate Voting Share. In consideration for providing the Backstop Commitment, the applicable SPE investors received a fee of $2.5 million paid in the form of 10,416,666 Subordinate Voting Shares at a deemed price of $0.24 per Share. Pursuant to the private placement, the Company issued an aggregate of 416,666,640 Subordinate Voting Shares and warrants to purchase Subordinate Voting 104,166,660 Shares. Furthermore, each unit issued to certain funds associated with SPE consisted of one Subordinate Voting `Share and one quarter of one warrant plus a proportionate interest in a short-term subscription right (the “Short-Term Subscription Right”). The Short-Term Subscription Right entitles the holders to acquire, on payment of $30 million, at the option of the holders, an aggregate of 125,000,000 units at an exercise price of $0.24 per unit, or $30 million principal amount of notes at par, convertible into 125,000,000 Subordinate Voting Shares at a conversion price of $0.24 per share.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The exhibits are incorporated by reference from the Exhibit Index attached hereto.

(b)	Financial Statements. The financial statements filed herewith are set forth on the Index to Consolidated Financial Statements on page F-1 of the separate financial section which accompanies this registration statement, which is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on November 8, 2021.

MEDMEN ENTERPRISES INC.

By:	/s/ Reece Fulgham
Reece Fulgham
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Tom Lynch	Chief Executive Officer, Chairman of the Board and Director	November 8, 2021
Tom Lynch	(Principal Executive Officer)

/s/ Reece Fulgham	Chief Financial Officer	November 8, 2021
Reece Fulgham	(Principal Financial and Accounting Officer)

*	Director	November 8, 2021
Melvin Elias

*	Director	November 8, 2021
Errol Schweizer

*	Director	November 8, 2021
Cameron Smith

Director
Michael Serruya

*By:	/s/ Reece Fulgham
Reece Fulgham
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
3.1	Articles of MedMen Enterprises Inc., as amended, dated May 28, 2018	10/A	000-56199	3.1	10/7/20
4.1	Subordinate Voting Share Purchase Warrant Indenture dated September 27, 2018 between the Registrant and Odyssey Trust Company	10/A	000-56199	4.1	10/7/20
4.1(a)	Supplemental Subordinate Voting Share Purchase Warrant Indenture dated December 5, 2018 between the Registrant and Odyssey Trust Company	10/A	000-56199	4.1(a)	10/7/20
5.1	Legal Opinion of Cassels Brock & Blackwell LLP, dated March 23, 2021	S-1/A	333-253980	5.1	3/24/21
5.2	Legal Opinion of Cassels Brock & Blackwell LLP, dated July 7, 2021	S-1/A	333-256912	5.1	7/8/21
10.1	Amended and Restated Articles of Incorporation of MM Can USA, Inc. dated May 28, 2018	10/A	000-56199	10.1	10/7/20
10.2	Third Amended and Restated Limited Liability Company Agreement of MM Enterprises USA, LLC dated May 28, 2018	10/A	000-56199	10.2	10/7/20
10.3	Formation and Contribution Agreement dated January 24, 2018 among MM Enterprises USA, LLC and MMMG, LLC, MedMen Opportunity Fund, LP, MedMen Opportunity Fund II, LP, The MedMen of Nevada 2, LLC, DHSM Investors, LLC and Bloomfield Partners Utica, LLC	10/A	000-56199	10.3	10/7/20
10.4	Letter Agreement dated April 27, 2018 between the Ladera Ventures Corp. and MM Enterprises USA, LLC	10/A	000-56199	10.4	1/15/21
10.5	Support Agreement dated May 28, 2018 between the Registrant, MM Can USA, Inc. and MM Enterprises, LLC	10/A	000-56199	10.5	10/7/20
10.6	Tax Receivable Agreement dated May 28, 2018 among MM Enterprises USA, LLC, certain members and LTIP Unitholders	10/A	000-56199	10.6	10/7/20
10.7	Senior Secured Commercial Loan Agreement dated October 1, 2018 between the Registrant, MM Can USA, Inc. and Hankey Capital, LLC	10/A	000-56199	10.7	10/7/20
10.7(a)	First Modification to Senior Secured Commercial Loan Agreement dated April 10, 2019	10/A	000-56199	10.7(a)	12/7/20
10.7(b)	Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020, with Form of Amended and Restated Senior Secured Term Note	10/A	000-56199	10.7(a)	10/7/20
10.7(c)	Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020, with Form of Second Amended and Restated Senior Secured Term Note, Form of Amended and Restated Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.60 per share, and Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.34 per share	10/A	000-56199	10.7(b)	10/7/20

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
10.7(d)	Fourth Modification to Senior Secured Commercial Loan Agreement dated September 16, 2020, with Form of Secured Term Note, Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.34 per share (B1 Warrants), and Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. (B2 Warrants)	10/A	000-56199	10.17(d)	12/7/20
10.7(e)	Side Letter dated February 25, 2021 between the Registrant, MM CAN USA, Inc. and Hankey Capital, LLC and Form of Warrant issued by MM CAN USA, Inc.	S-1	333-253980	10.7(e)	3/8/21
10.7(f)	Fifth Modification (with forms of Note and Warrants) dated May 11, 2021 between the Company and Hankey Capital, LLC	8-K	000-56199	10.1	5/17/21
10.8	Business Combination Agreement dated December 23, 2018 among the Registrant and The PharmaCann LLC Majority Members	10/A	000-56199	10.8	12/7/20
10.8(a)	Termination and Release Agreement dated October 7, 2019 between the Registrant and PharmaCann, LLC	10/A	000-56199	10.8(a)	12/7/20
10.9	Canadian Equity Distribution Agreement dated April 10, 2019 between the Registrant and Canaccord Genuity Corp.	10/A	000-56199	10.9	10/7/20
10.10	Master Lease Agreement dated November 25, 2019 with Treehouse Real Estate Investment Trust, Inc., First Amendment dated January 30, 2020 and Second Amendment dated July 2, 2020	10/A	000-56199	10.10	10/7/20
10.11	Management Support Agreement dated March 30, 2020 between the Registrant and SierraConstellation Partners	10/A	000-56199	10.11	10/7/20
10.11(a)	Amendment to Terms of Engagement with SierraConstellation Partners dated May 1, 2020	S-1/A	333-256912	10.11(a)	7/16/21
10.11(b)	Transaction and Retention Bonus Award Agreement dated July 12, 2021 between the Registrant and SierraConstellation Partners	8-K	000-56199	10.1	7/15/21
10.12†	MedMen Equity Incentive Plan dated May 28, 2018	10/A	000-56199	10.12	10/7/20
10.21(a) †	Amendment No. 1 to MedMen Enterprises Inc. 2018 Stock and Incentive Plan	S-8	333-254984	99.1(a)	4/2/21
10.12(b) †	Form of Option Award Agreement for MedMen Equity Incentive Plan	10/A	000-56199	10.12(a)	10/7/20
10.12(c) †	Form of Restricted Stock Unit Award Agreement for MedMen Equity Incentive Plan	10/A	000-56199	10.12(b)	10/7/20
10.13	Second Amended and Restated Securities Purchase Agreement (with forms of Replacement Warrant and Incremental Warrant) dated July 2, 2020 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13	10/7/20
10.13(a)	First Amendment dated September 14, 2020 to Second Amended and Restated Securities Purchase Agreement (with Form of Senior Secured Convertible Note - Incremental Note)	10/A	000-56199	10.13(a)	12/7/20
10.13(b)	Securities Purchase Agreement dated April 23, 2019 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(b)	12/7/20

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
10.13(c)	First Amendment dated August 12, 2019 to Securities Purchase Agreement, Tranche 1 Notes and Tranche 2 Notes	10/A	000-56199	10.13(c)	12/7/20
10.13(d)	Second Amendment dated October 29, 2019 to Securities Purchase Agreement and Notes	10/A	000-56199	10.13(d)	12/7/20
10.13(e)	Amended and Restated Securities Purchase Agreement dated March 27, 2020 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(e)	12/7/20
10.13(f)	Side Letter dated July 2, 2020 among the Registrant, MMC CAN USA, Inc. and the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(f)	12/7/20
10.13(g)	Third Amended and Restated Securities Purchase Agreement (with forms of Replacement Warrant and Note) dated January 11, 2021 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	S-1	333-253980	10.13(g)	3/8/21
10.13(h)	Waiver Letter dated May 11, 2011 for Third Amended and Restated Securities Purchase Agreement between the Company, and Gotham Green Admin 1, LLC the Other Credit Parties named therein	8-K	000-56199	10.2	5/17/21
10.13(i)	Fourth Amended and Restated Securities Purchase Agreement dated August 17, 2021 among MedMen Enterprises Inc., each Credit Party and Holders Signatory thereto and Gotham Green Admin 1, LLC	8-K	000-56199	10.1	8/20/21
10.13(j)	Form of Fourth Amended and Restated Senior Secured Convertible Note dated August 17, 2021	S-1/A	333-256912	10.13(j)	11/3/21
10.13(k)	Form of Amended and Restated Warrant dated August 17, 2021	8-K	000-56199	10.1(b)	8/20/21
10.14	Form of Subscription Agreement for July 2019 sale of 14,634,147 Class B Subordinate Voting Shares	10/A	000-56199	10.14	12/7/20
10.15	Investment Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors for issuance of 7.5% Convertible Unsecured Debentures	10/A	000-56199	10.15	12/7/20
10.15(a)	Securities Lending Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors	10/A	000-56199	10.15(a)	12/7/20
10.15(b)	Form of 7.5% Unsecured Convertible Debenture	10/A	000-56199	10.15(b)	12/7/20
10.15(c)	Form of Warrant Certificate	10/A	000-56199	10.15(c)	12/7/20
10.16	Membership Interest Purchase Agreement dated November 5, 2019 between Le Cirque Rouge, LP and LCR SLP, LLC	10/A	000-56199	10.16	12/7/20
10.17	Membership Interest Purchase Agreement dated November 22, 2019 between Le Cirque Rouge, LP and LCR SLP, LLC	10/A	000-56199	10.17	12/7/20
10.18	Stock Purchase Agreement dated May 24, 2019 between Equityholders of One Love Beach Club and MM Enterprises USA, LLC	10/A	000-56199	10.18	12/7/20
10.19	Securities Transfer Agreement dated September 6, 2019 between MM Enterprises USA, LLC, the transferees named therein and Old Pal, LLC	10/A	000-56199	10.19	12/7/20

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
10.20	Form of Subscription Agreement for December 2019 Non-Brokered Private Placement of 46,962,645 Class B Subordinate Voting Shares	10/A	000-56199	10.20	12/7/20
10.21	Amended and Restated Membership Interest Purchase Agreement dated October 30, 2020 between Verano Evanston, LLC and MM Enterprises USA, LLC	10/A	000-56199	10.21	12/7/20
10.21(a)	Membership Interest Purchase Agreement dated July 1, 2020 between Verona Evanston, LLC and MM Enterprises USA, LLC	10/A	000-56199	10.21(a)	12/7/20
10.22†	Severance Agreement and Release dated April 10, 2020 between MM Enterprises USA, LLC and Ryan Lissack	10/A	000-56199	10.22	1/27/21
10.23†	Severance Agreement and Release dated October 7, 2019 between MM Enterprises USA, LLC and Michael W. Kramer	10/A	000-56199	10.23	1/27/21
10.24†	Separation Agreement and Release dated January 30, 2020 between the Registrant, MM Enterprises USA, LLC and Adam Bierman	10/A	000-56199	10.24	1/27/21
10.25†	Separation Agreement dated December 31, 2020 between MM Enterprises USA, LLC and Zeeshan Hyder	10/A	000-56199	10.25	1/27/21
10.26	Form of Subscription Agreement for Equity Private Placement dated February 16, 2021	S-1	333-253980	10.26	3/8/21
10.26(a)	Form of Warrant for Equity Private Placement dated February 16, 2021	S-1	333-253980	10.26(a)	3/8/21
10.27	Investment Agreement dated February 25, 2021 among MedMen NY, Inc., MM Enterprises USA, LLC, AWH New York, LLC and Ascend Wellness Holdings, LLC	S-1	333-253980	10.27	3/8/21
10.28	Form of Subscription Agreement and Warrant for Equity Private Placement dated March 18, 2021	S-1/A	333-253980	10.13(g)	3/24/21
10.28(a)	Amendment to Warrant dated March 18, 2021	10-Q	000-56199	10.6(a)	5/12/21
10.29	Subscription Agreement of Parallax Master Fund, L.P. dated May 17, 2021	8-K	000-56199	10.3	5/17/21
10.30(a)	Warrant dated May 17, 2021 issued to Parallax Master Fund, L.P.	8-K	000-56199	10.3(a)	5/17/21
10.31	Board Observer Letter between MedMen Enterprises Inc. and Tilray, Inc. dated August 17, 2021	8-K	000-56199	10.2	8/20/21
10.32	Mutual Release dated August 17, 2021	8-K	000-56199	10.3	8/20/21
10.33	Form of Subscription Agreement - August 2021	8-K	000-56199	10.4	8/20/21
10.33(a)	Form of Subscription Agreement for certain investors associated with Serruya Private Equity – August 2021	8-K	000-56199	10.4(a)	8/20/21
10.33(b)	Form of Warrant – August 2021	S-1/A	333-256912	10.33(b)	11/3/21
10.33(c)	Form of Subscription Right (Short-Term Warrant)- August 2021	8-K	000-56199	10.4(c)	8/20/21
10.34	Nomination Rights Agreement dated August 17, 2021 between MedMen Enterprises Inc,. and S5 Holdings Limited Liability Company	10-K	000-56199	10.24	9/24/21
10.34(a)	Nomination Rights Agreement dated August 17, 2021 between MedMen Enterprises Inc,. and Gotham Green Partners, LLC	S-1	333-256912	10.24(a)	10/29/21
10.35	Form of Indemnification Agreement for Officers and Directors	10-K	000-56199	10.25	9/24/21
21	List of Subsidiaries	10-K	000-56199	21	9/24/21
23.1**	Consent of MNP LLP
101.INS#	XBRL Instance Document
101.SCH#	XBRL Taxonomy Extension Schema Document
101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB#	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF#	XBRL Taxonomy Extension Definition Linkbase Document

**	Previously filed.
†	Indicates a management contract or compensatory plan or arrangement.
#	Filed Herewith. Pursuant to Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.